UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2018

THE AES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

4300 Wilson Boulevard, Suite 1100,
Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

The information set forth in Item 8.01 below with respect to the fourth quarter and fiscal year ended December 31, 2017, of The AES Corporation (the “Company” or “AES”) is incorporated by reference herein.

Item 8.01	Other Events

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted. The legislation significantly revises the U.S. corporate income tax system by, among other things, lowering corporate income tax rates, introducing new limitations on interest expense, subjecting foreign earnings in excess of an allowable return to U.S. taxation, adopting a territorial tax regime and imposing a one-time transitional tax on deemed repatriated earnings of foreign subsidiaries.

The Company estimates, based on currently available information that the enactment of the Tax Act will result in a non-cash charge of approximately $1.10-$1.25 in Diluted EPS from Continuing Operations in the fourth quarter of 2017. The majority of this charge is due to the deemed repatriation tax. The remainder includes the effects of the re-measurement of U.S. deferred tax assets and liabilities to lower enacted corporate tax rates. This charge has no impact on the Company’s previously provided non-GAAP Adjusted EPS guidance as the Company will revise the definition of its non-GAAP measures to exclude this item.

The Company currently expects the Tax Act to have a non-cash impact on Adjusted EPS of $0.05-$0.08 in 2018, after $1 billion of debt pay down related to the sale of its Masinloc business in the Philippines, announced in December 2017. The Company will provide an update on the prospective impacts of the Tax Act and additional mitigation measures on its fourth quarter 2017 financial review call in February 2018.

The impact of the Tax Act may differ from this estimate, possibly materially, due to, among other things, changes in interpretations and assumptions the Company has made, guidance that may be issued and actions the Company may take as a result of the Tax Act.

The information set forth in this Item 8.01 is intended to be furnished under Item 8.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless it is specifically incorporated by reference in such filing.

Safe Harbor Disclosure

This report contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute the Company’s current expectations based on reasonable assumptions. Actual results could differ materially from those projected in the Company’s forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the Tender Offer Materials related to the Tender Offers and the Company’s filings with the SEC, including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7 “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in the Company’s 2016 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read the Company’s filings to learn more about the risk factors associated with the

Company’s business. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2016 Annual Report on Form 10-K filed on or about February 27, 2017 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Thomas M. O’Flynn
		Name:	Thomas M. O’Flynn
		Title:	Executive Vice President and Chief Financial Officer

Date: January 16, 2018